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                                LICENSE AGREEMENT

      This License Agreement ("Agreement") is by and between Mead Johnson & Company ("Licensor"), having a place of business at 2404 Pennsylvania Street, Evansville, IN 47721, Bristol-Myers Squibb Company ("BMS"), having a place of business at 345 Park Avenue, New York, NY 10154, and Par Pharmaceutical, Inc. ("Licensee"), having a place of business at One Ram Ridge Road, Spring Valley, New York 10977.

      WHEREAS, Licensor is the owner of the registered trademark MEGACE in the United States;

      WHEREAS, Licensee acknowledges and agrees that Licensor has developed a certain goodwill in the MEGACE trademark as indicating origin and a very high degree of quality of goods manufactured, promoted and sold by Licensor in the United States under and in relation to the MEGACE trademark;

      WHEREAS, it is the desire and intention of the parties that Licensee be permitted to use the MEGACE trademark in the United States and its possessions and territories solely in connection with the packaging, promotion and sale of a certain nanodispersion formulation of megestrol acetate currently being developed by Licensee; and

      WHEREAS, BMS is willing to engage in certain promotional activities with respect to its MEGACE oral suspension product.

      NOW  THEREFORE,   in   consideration  of  the  above  and  other  valuable
consideration, the parties hereto agree as follows:

1.    DEFINITIONS

      1.1 "Affiliate" means any corporation or other entity which controls, is controlled by, or is under common control with a party to this Agreement. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls fifty percent (50%) or more of the voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity or the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the corporation or other entity.

      1.2 "BMS Product" means the oral suspension formulation of megestrol acetate being marketed and sold under the Licensed Trademark by BMS in the Territory as of the Effective Date.

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      1.3 "Confidential  Information"  means and includes,  without  limitation, information and data of the disclosing party supplied to the receiving party, whether communicated in writing or orally or by other means, in connection with this Agreement, and which is designated confidential by the disclosing party at the time of disclosure, and if disclosed or obtained orally or visually (or otherwise in a non-written form), such information is described or summarized in a writing or other tangible form and identified as confidential to the receiving party within thirty (30) days of such disclosure. The terms, but not the existence of this Agreement, shall be considered Confidential Information of each party.

      1.4 "Effective Date" means the date this Agreement is last signed by a party to this Agreement.

      1.5 "FDA" means the United States Food and Drug Administration.

      1.6 "First Commercial Sale" means the first sale for use or consumption by the public of Product (as defined below) in the Territory (as defined below) after all required approvals to market and sell Product have been granted by the FDA.

      1.7 "Licensed Trademark" means MEGACE, U.S. Registration No. 834996.

      1.8 "NDA" means a new drug application filed with the FDA.

      1.9 "Net Sales" means the gross invoiced price at which Product is sold by Licensee in an arms-length, unbundled transaction to an unaffiliated third party, less (a) any sales tax, (b) any cash discount allowed and actually taken by Licensee's customer and (c) any allowance to Licensee's customer for returned or rejected Product, provided that such allowances relate to sales which were previously included in royalty calculations under this Agreement, (d) payments or rebates incurred pursuant to federal, state, and local government assistance programs, such as Medicare or Medicaid programs, whether in existence now or enacted at any time hereafter, (e) customer rebates paid, (f) chargebacks paid on the sale or resale of Product, and (g) trade and quantity discounts given. The aforementioned deductions shall be the only deductions from the invoice price allowed for purposes of computing royalties under this Agreement. These amounts are to be determined on an accrual basis in accordance with accounting principles generally accepted in the United States.

      1.10 "Product" means an oral suspension formulation of megestrol acetate that is currently being developed by Licensee and that is manufactured using the proprietary nanodispersion technology of Elan Corporation known as NanoCrystal(R) Technology or similar technology.

      1.11  "Territory"   means  the  United  States  and  its  possessions  and
territories.

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2.    LICENSE GRANT

      2.1 Licensor hereby grants to Licensee, and Licensee accepts, an exclusive, non-assignable (except as provided in Article 16), non-sublicensable right and license to use the Licensed Trademark in the Territory solely in connection with the packaging, promotion, and sale of the Product during the term of this Agreement, subject to the right of Licensor and its Affiliates, including but not limited to BMS, to manufacture, market, promote and sell any and all of Licensor's own current or future products and any and all of its Affiliates' current or future products containing megestrol acetate under the Licensed Trademark, including but not limited to the BMS Product, which right shall not be transferable or assignable to any third party except as provided in
Article 16. For purposes of clarity Par shall have the right to sell the Product under the Licensed Trademark through its normal distribution methods by selling the Product to wholesalers, distributors, retail chains and the like, who will then resell the Product bearing the Licensed Trademark.

      2.2 It is expressly understood and agreed by Licensee that no right whatsoever to grant any sublicense to use the Licensed Trademark is granted hereunder, and that no further right to the Licensed Trademark is granted hereunder except as specifically set forth herein.

3.    OBLIGATIONS OF LICENSEE

      3.1 Licensee shall use the Licensed Trademark in connection with the sale of the Product. Such use shall comply with the standards, specifications, instructions and directions approved by Licensor in writing.

      3.2 In the event that Licensee wants to change the standards, specifications, instructions and directions approved by Licensor, Licensee shall not implement any such change before the expiration of forty-five (45) days from the date Licensee gives written notice to Licensor of the desired change. In the absence of formal written refusal notified by Licensor to Licensee within such forty-five (45) day period, Licensor will be considered as having authorized such changes. In the event of formal written refusal, and if Licensee still wishes to implement such change in the Product, this Agreement may be terminated by Licensor subject to a notice period of three months, during which period such change shall be withheld.

      3.3 Licensee undertakes to comply with all laws pertaining to trademarks in force at any time in the Territory including, but not limited to, compliance with marking requirements and shall indicate on all labeling, packaging or printed material that the Licensed Trademark is registered, is owned by Licensor and is licensed from Licensor.

      3.4 Licensee will permit Licensor or one or more duly authorized representatives or agents of Licensor to inspect, examine and test the Product, on the premises of Licensee at all reasonable times, and to inspect the offices,

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plants,  equipment,  facilities,  and materials of Licensee  which relate to the
Licensee's use of the Licensed Trademark. Licensee shall, upon request of Licensor, submit without cost to Licensor or its duly authorized representative or agent samples of the Product which it sells or intends to sell under the
Licensed  Trademark  for  the  purpose  of  ascertaining   compliance  with  the
provisions of this Agreement.

      3.5 Licensee agrees that the Product shall be of a very high standard and quality so as to protect and enhance the prestige of the Licensed Trademark and the goodwill pertaining thereto. Licensor shall advise Licensee of each and every discrepancy in such very high degree of quality or in the adherence to the standards, specifications, instructions and directions approved by Licensor, whereupon Licensee shall promptly arrange to the satisfaction of Licensor for correction of each and every such discrepancy.

      3.6 Consistent with the terms hereof, Licensee agrees to use commercially reasonable efforts to promote a very high level of good reputation of the Licensed Trademark in connection with the manufacture, promotion and sale of the Product.

      3.7 Licensee shall also use commercially reasonable efforts to obtain FDA approval for the Product and to commercialize the Product in the Territory. Licensee shall provide BMS with quarterly written updates on the progress Licensee is making with respect to obtaining FDA approval for the Product *****.

      3.8 Failure to abide by the quality control provisions in this Agreement constitutes a material breach of this Agreement.

4.    OBLIGATIONS OF BMS AND CO-PROMOTION OPTION

      4.1 For the purpose of building the brand equity and goodwill of the Licensed Trademark, BMS shall provide those promotional activities set forth in Attachment A for the BMS Product during 2003 and 2004. Such promotional activities shall be completed prior to January 1, 2005. Licensee shall reimburse BMS for BMS' external costs and expenses incurred in carrying out these promotional activities and its internal costs and expenses incurred in carrying out the ***** described in Attachment A, up to a total of $2,000,000.00. BMS shall send Licensee quarterly invoices for any such costs and expenses (including any sales/use taxes imposed on BMS for promotional materials) incurred in carrying out the promotional activities set forth in Attachment A, and Licensee shall pay each invoice within thirty (30) days of receipt of each invoice. At the end of each calendar quarter, BMS shall provide Licensee with a written quarterly update on the promotional activities carried out by BMS in that calendar quarter and the promotional activities BMS contemplates carrying out in the upcoming calendar quarter. The amount of each promotional activity set forth in Attachment A that is carried out by BMS shall be within the sole discretion of BMS, and BMS may even eliminate a particular type of promotional activity if BMS determines that that particular promotional activity is not effective in building the brand equity and goodwill of the Licensed Trademark or

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is less effective than other  promotional  activities;  provided,  however,  BMS agrees that it will act in good faith in making such decisions and will promote the BMS Product in a fashion consistent with the terms and spirit of this Agreement. For the avoidance of doubt, BMS shall not be required to incur more than a total of $2,000,000.00 in internal and external costs and expenses in carrying out the promotional activities to be provided under this Section 4.1, with such costs and expenses being comprised of the external costs and expenses incurred in carrying out the promotional activities and the internal costs and expenses incurred in carrying out the ***** described in Attachment A. For the further avoidance of doubt, Licensee will not participate in the promotional activities to be provided under this Section 4.1. It is contemplated that Licensor will assist BMS in carrying out the ***** described in Attachment A. In that case, the internal and external costs and expenses incurred by Licensor in carrying out all or part of the ***** will be included in the quarterly invoices sent by BMS under this Section 4.1 and will be paid by Licensee.

      4.2 *****. For the avoidance of doubt, BMS shall be free to determine, in its sole discretion, whether or not to pursue any patent infringement lawsuit against any third party that files an abbreviated new drug application (ANDA) in the Territory against BMS' NDA for the BMS Product or markets in the Territory a product containing a suspension of megestrol acetate.

      4.3 BMS shall have the option of co-promoting the Product in the Territory, but excluding the territories and possessions of the United States. BMS shall have ninety (90) days from the date Licensee notifies BMS in writing of the filing date of the NDA for the Product to exercise its option. BMS shall notify Licensee in writing that BMS wants to exercise its option to co-promote the Product, whereupon BMS and Licensee shall negotiate the terms and conditions of the co-promotion in good faith and enter into an agreement to co-promote the Product.

5.    RESTRICTIONS ON USE

      5.1 Licensee acknowledges and agrees that:

      (a) Licensee will make no use of and will not seek to register the Licensed Trademark except as permitted by this Agreement, and Licensee will make no use of or seek to register any other mark which, in whole or in part, either substantially resembles or is confusingly similar to the Licensed Trademark or any element thereof;

      (b)  Licensee   recognizes  the   distinctiveness   (whether  inherent  or
acquired), validity, originality and value of the Licensed Trademark and the goodwill relating to the Licensed Trademark;

      (c) The Licensed Trademark is and shall remain the sole and exclusive property of Licensor, and all uses by Licensee of the Licensed Trademark shall inure solely to the benefit of Licensor; and

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      (d) The goodwill in the Licensed Trademark might be significantly impaired if Licensee were not to maintain a very high degree of quality of goods.

      5.2 Licensee agrees that the form and manner in which the Licensed Trademark is used on and in relation to the Product, and including on any advertisements, labeling and in any other manner whatsoever, shall first be approved in writing by Licensor, which approval shall not be unreasonably withheld.

6.    REPRESENTATIONS AND WARRANTIES

      6.1 Licensor represents and warrants that it owns the Licensed Trademark and has the right to grant the license under Article 2.

      6.2 Each party hereby represents and warrants to the other parties as follows:

      (a) Such party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated.

      (b) Such party (i) has the requisite power and authority to enter into this Agreement and to perform its obligations hereunder, and (ii) has taken all corporate action necessary on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such party, and constitutes a legal, valid, binding obligation, enforceable against such party in accordance with its terms.

      (c)  All  necessary   consents,   approvals  and   authorizations  of  all
governmental authorities and other third parties required to be obtained by such party in connection with its execution of this Agreement have been obtained.

      (d) The execution and delivery of this Agreement and the performance of such party's obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations, and (b) do not conflict with, or constitute a default under, any contractual obligation of such party.

7.    PAYMENTS, ROYALTIES AND RECORDS

      7.1  Upon   signing   this   Agreement,   Licensee   shall  pay   Licensor
$5,000,000.00.

      7.2 Upon the First Commercial Sale of Product under the Licensed Trademark in the Territory, Licensee shall pay Licensor $5,000,000.00.

      7.3 For the avoidance of doubt, the payments in Sections 7.1 and 7.2 are not refundable or creditable towards future royalties.

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      7.4  Licensee  shall  pay to  Licensor  as a  royalty  for  the use of the
Licensed Trademark an amount equal to ***** (**) percent of the Net Sales of Product sold by Licensee under the Licensed Trademark in the Territory during the term of this Agreement. The right to the royalty shall arise at the time of shipment by Licensee of the Product marked with the Licensed Trademark.

      7.5 Within thirty (30) days following the end of each calendar quarter (i.e., 30 days after March 31, June 30, September 30 and December 31), Licensee shall furnish to Licensor a complete and accurate written statement showing the Net Sales of Product sold by Licensee during the preceding calendar quarter as well as the royalties due thereon in accordance with the provisions of this
Article 7. Licensee shall begin providing such statements once the First Commercial Sale of Product occurs. Thereafter, such statements shall be furnished to Licensor whether or not any Product has been sold during the preceding calendar quarter.

      7.6 Payment for the royalties due in a calendar quarter shall be due thirty (30) days from the end of that calendar quarter. The receipt or acceptance by Licensor of any of the statements furnished pursuant to this Agreement or of any royalties paid hereunder (or the cashing of any royalty check paid hereunder) shall not preclude Licensor from questioning the correctness thereof at any time.

      7.7 All payments which shall become due under any provision of this License Agreement shall be made by Licensee to Licensor without discount or offset. Payment shall be made electronically to the account indicated below or to such other account or at such bank or other location that Licensor shall designate:

      Bank:           *****
      ABA No.:        *****
      Account Name:   *****
      Account No.:    *****

      7.8 Licensee shall pay all taxes and charges imposed on Licensee by any government or taxing authority with respect to payments by Licensee to Licensor; to the extent Licensee is required to withhold such taxes or charges, the amounts due from Licensee to Licensor shall be recalculated so as to yield to Licensor, after deduction for such taxes or charges, the amounts otherwise due.

      7.9 Licensee shall keep, during the term of this Agreement,  and for three
(3) years thereafter, accounting books relating to the Product and records containing all information necessary for an accurate determination of royalties hereunder. Such accounting books relating to the Product and records shall be open for inspection and verification at Licensor's expense at reasonable intervals by an independent certified public accountant reasonably acceptable to Licensee who shall disclose to Licensor only what is necessary for such verification. In the event that any such inspection discloses that Licensee has failed to make payment of royalties in an amount in excess of ***** percent

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(**%) of the total  quarterly  royalty due for any  quarterly  period,  Licensee shall be responsible for the cost of such inspection and shall reimburse Licensor, within thirty (30) days of notification by Licensor to Licensee, its costs and expenses incurred by Licensor in conducting such inspection. The right of inspection to verify royalties due for a particular calendar year shall terminate three (3) years after the end of any such calendar year. The foregoing limitation of thirty-six (36) months shall not apply if Licensor's accountant discovers evidence of material misrepresentations by Licensee.

      7.10 Should Licensee fail to make any payment under this Agreement by the date on which the same shall become due and payable, Licensee shall pay interest thereon at ***** on the due date (or the next to occur business day if such date is not a business day) plus ***** percent (**%) during such overdue period from such date until the date on which Licensor receives such payment.

      7.11 Beginning with the calendar year in which the third anniversary of the First Commercial Sale of Product in the Territory falls, Licensee shall pay minimum royalties of $***** in each calendar year to keep this Agreement in effect. In the event that the royalties paid under Section 7.4 are less than $***** in any such calendar year, then Licensee may pay the Licensor within thirty (30) days of the end of such calendar year the difference between the royalties actually paid under Section 7.4 during that calendar year and $*****.

8.    WAIVER

Licensee expressly waives, relinquishes and releases any and all claims which Licensee may have against Licensor, BMS or any Affiliate of Licensor or BMS for any indirect, incidental or consequential losses, including but not limited to lost profits.

9.    LIMITATIONS ON ACTIONS

Licensee agrees not to take any action which implies that Licensee is affiliated with Licensor or BMS or any of Licensor's or BMS' Affiliates.

10.   NO ASSIGNMENT

This Agreement is not intended to be and shall not be construed as an assignment, in part or in whole, of the Licensed Trademark or of any business name, trademark, tradename or service mark rights of Licensor or BMS.

11.   PROTECTION OF LICENSED TRADEMARKS

      11.1 Licensee shall promptly notify Licensor in writing of any infringements or imitations by others of the Licensed Trademark on goods similar to those covered by this Agreement which may come to Licensee's attention, and Licensor shall have the sole right to determine whether or not any action shall be taken on account of any such infringements or imitations. Licensee agrees to

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assist Licensor at Licensor's expense to the extent necessary in the procurement of any protection or to protect any of Licensor's rights to the Licensed Trademark, and Licensor, if it so desires, may commence or prosecute any claims or suits in its own name or join Licensee as a party thereto to so protect its rights. Licensor shall bear all costs, including attorneys' fees of all suits brought by it.

      11.2 Licensee shall not institute any suit or take any action against third parties on account of any such infringements or imitations without first obtaining the written consent of Licensor to do so. If such consent is granted, Licensee may bring action in its own name. All costs and expenses, including legal fees, incurred in connection with any such suits which are so instituted by Licensee with the consent of Licensor shall be borne solely by Licensee, and any damages collected shall be solely for Licensee's account.

      11.3 Licensee hereby indemnifies and shall defend and hold harmless Licensor, BMS and their Affiliates, and the officers, directors and employees of each of them ("Indemnified Parties") from and against any and all damages, losses, liabilities, claims, judgments, costs and expenses arising out of, or in any way relating to the use of the Licensed Trademark or to the manufacture, marketing, promotion, distribution and sale of the Product by Licensee, its Affiliates, officers, employees, or agents, including, but not limited to, use of other trademarks or intellectual property not belonging to Licensor on packaging or in marketing, advertising or promotional materials related to the sale of the Product. With respect to the foregoing indemnity, Licensee shall defend and hold harmless the Indemnified Parties at no cost or expense to the Indemnified Parties, including but not limited to, reasonable attorney's fees and court costs. Licensee shall have the right to defend any such action or proceeding with attorneys of its own selection, and any Indemnified Party shall have the right to be represented by attorneys of its selection.

      11.4 Licensee shall promptly notify Licensor of any claims arising out of the use of the Licensed Trademark, and Licensor shall assist Licensee in the defense of any such claim. In such case, Licensee's obligation to pay royalties shall continue under the terms of this Agreement, and Licensee shall continue to pay such royalties.

12.   TERM AND TERMINATION

      12.1 Unless terminated earlier, this Agreement shall remain in force from the Effective Date for a period of ten (10) years, and be automatically renewable for additional ten (10) year increments, assuming all provisions of this Agreement are complied with, specifically the quality control provisions set forth herein.

      12.2 Licensee may terminate this Agreement upon ninety (90) days written notice at any time prior to the First Commercial Sale of Product in the Territory in the event that there are four or more third parties (i.e., four or more parties other than BMS, Licensee, Licensor and any Affiliates of BMS, Licensee or Licensor) that are either already marketing in the Territory a product containing a suspension of megastrol acetate or seeking to market such a product in the Territory by filing an abbreviated new drug application (ANDA) for such a product.*****.

      12.3 Licensor or BMS may terminate this Agreement immediately under any circumstance where Licensee has failed to perform or meet any material term, obligation or condition of this Agreement and has failed to correct the same

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within  thirty  (30) days after  written  notice to Licensee by Licensor or BMS.
Licensee may terminate this Agreement immediately under any circumstance where Licensor or BMS has failed to perform or meet any material term, obligation or condition of this Agreement and has failed to correct the same within thirty
(30) days after written notice to Licensor or BMS by Licensee. The failure of a party to insist in any one or more instances upon the performance by another party of any term or obligation or condition of this Agreement or to reserve any right or privilege conferred upon a party by this Agreement shall not be construed as thereafter waiving any right or privilege of that party under this Agreement.

      12.4 Notwithstanding anything in this Agreement to the contrary, this Agreement shall be deemed to have terminated automatically without further notice or legal action by Licensor or BMS in the event:

      (a) The First Commercial Sale of Product under the Licensed Trademark in the Territory does not occur within six (6) months of the date the FDA approves the NDA for the Product,

      (b) Licensee shall fail to remit to Licensor periodic royalty statements and/or royalties due thereunder for two consecutive calendar quarters,

      (c) Licensee shall become insolvent or shall commit any act or bankruptcy or insolvency,

      (d) the majority control of the shares of the Licensee shall have been transferred to a non-affiliated company,

      (e) Licensee shall attempt to transfer or assign this Agreement to any third party without the written consent of Licensor,

      (f) Licensee shall fail to obtain FDA approval to market the Product in the Territory within three (3) years of the Effective Date, or

      (g) Licensee elects not to sell or ceases to sell the Product under the Licensed Trademark in the Territory.

13.   POST-TERMINATION

      13.1 Upon the expiration or termination of this Agreement for any reason, Licensee acknowledges and agrees that:

      (a) Except as provided by Section 13.1(e), Licensee shall immediately discontinue and forever thereafter desist from any and all use of the Licensed Trademark and any name or mark confusingly similar to the Licensed Trademark or any element thereof,

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      (b) Except as may be necessary to retain historical records for legal, tax and regulatory purposes Licensee shall destroy all printed matter bearing the Licensed Trademark, remove or alter all signs bearing the Licensed Trademark, and take whatever additional action is necessary to effect discontinuance of use of the Licensed Trademark;

      (c) Licensee shall not seek to register the Licensed Trademark or any mark confusingly similar thereto or any element thereof in any country,

      (d) Licensee shall not make any use, or seek any type of registration of any trade name, business or corporate name which in whole or in part either substantially resembles or is confusingly similar to the Licensed Trademark or any element thereof, and

      (e) Upon termination by Licensor in accordance with Article 12, Licensee may dispose of Product covered by this Agreement which is on hand until exhaustion of the stock or for three (3) months after such termination, whichever occurs first, provided royalties with respect to that period are paid and statements are furnished for that period. Upon the termination of this Agreement under the provisions of Article 12 above, notwithstanding anything to the contrary herein, all royalties on sales of Product previously made shall become immediately due and payable.

      13.2 Upon termination of this Agreement for any reason, all licenses granted by Licensor hereunder shall revert to Licensor.

      13.3 Upon termination of this Agreement under Section 12.2 or 12.3, any external expense incurred by BMS under Section 4.1 on or before the termination date or that BMS is obligated as of the termination date to pay shall be reimbursed by Licensee.

14.   CONFIDENTIALITY

      14.1 During the term of this Agreement and for five (5) years after termination or expiration of this Agreement, each party hereby agrees to not disclose and to use reasonable efforts to maintain the secrecy of any and all Confidential Information disclosed by another party under the terms of this Agreement, with the exception of the following:

          a. information which, at the time of disclosure, is available to the public;

          b. information which, after disclosure, becomes available to the public by publication or otherwise, other than by breach of this Agreement by the receiving party;

          c. information that the receiving party can establish by prior records was already known to it or was in its possession at the time of disclosure and not subject to any obligation of confidentiality or restriction on use;

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          d.   information  that the receiving party obtains from a third party;
               provided, however, that such information was not acquired, directly or indirectly, by the third party from the disclosing party and was obtained by the receiving party without any obligation of confidentiality or restriction on use and where such third party was not under an obligation of confidentiality;

          e. information that the receiving party can establish was independently developed by persons in its employ or otherwise who had no contact with and were not aware of the content of the Confidential Information;

          f. information that the disclosing party gives written consent to the receiving party to disclose; and

          g. information relating to the tax treatment and tax structure of the transactions (but not including information relating to the identity of Licensor, Licensee, BMS or their respective Affiliates, which identity shall remain confidential) contemplated by this Agreement and all materials of any kind that are provided to it relating to such tax treatment and tax structure. Notwithstanding this subparagraph (g), disclosure of any such information shall not be permitted to the extent that nondisclosure is necessary in order to comply with applicable securities laws.

      14.2 Except as otherwise provided in this Agreement, the receiving party will not disclose any such Confidential Information to any person other than to its directors, officers or employees, and only then if they have a clear need to know such Confidential Information in connection with the performance of their professional responsibilities.

      14.3 The receiving party shall take reasonable steps, including those steps taken to protect its own information, data or other tangible or intangible property that it regards as proprietary or confidential, to insure that the Confidential Information is not disclosed or duplicated for the use of any third party, and shall take reasonable steps to prevent its officers and employees, or any others having access to the Confidential Information, from disclosing or making unauthorized use of any Confidential Information, or from committing any acts or omissions that may result in a violation of this Agreement.

      14.4 Title to, and all rights emanating from the ownership of, all Confidential Information disclosed under this Agreement shall remain vested in the disclosing party. Nothing herein shall be construed as granting any license or other right to use the Confidential Information other than as specifically agreed upon by the parties.

      14.5 The confidentiality obligations contained in this Article 14 shall not apply to the extent that the receiving party is required to disclose information by law, order or regulation of a governmental agency or a court of competent jurisdiction, including as may be required in connection with any

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filings made with, or by the disclosure  policies of a major stock exchange.  In the event that the receiving party must disclose Confidential Information of the disclosing party pursuant to any such law, order or regulation, it will disclose only that portion of the Confidential Information that, in the opinion of its legal counsel, is legally required to be disclosed and will exercise reasonable efforts to ensure that any such information so disclosed will be accorded confidential treatment.

      14.6 Upon written request of the disclosing party, the receiving party shall destroy or return promptly to the disclosing party all written materials and documents, as well as any computer software or other media, made available or supplied by the disclosing party to the receiving party that contains Confidential Information, together with any copies thereof, except that the receiving party may retain one copy of each such document or other media for archival purposes, subject to protection and non-disclosure in accordance with the terms of this Agreement.

      14.7 The parties agree that the Confidential Information shall only be used in connection with the parties' respective rights and obligations under this Agreement.

      14.8 The parties agree that the public announcement of the execution of this Agreement shall be in the form of a reasonably and mutually acceptable press release to be issued within forty-five (45) days of the Effective Date. Thereafter and notwithstanding the foregoing, each party shall be entitled to make or publish any public statement that is consistent with and of no greater scope or containing no additional information regarding this Agreement than the contents of such press release without the need for further approval by the other parties.

15.   USE BY AGENTS

Licensee shall be responsible for all uses of the Licensed Trademark by its agents involved in the packaging, promotion and sale of the Product, and at the request of Licensor shall require such agents to agree in writing to be bound by the provisions of this Agreement in a form satisfactory to Licensor.

16.   ASSIGNABILITY

Licensee may not, without the prior written consent of Licensor and BMS, assign this Agreement and its rights and obligations hereunder. Each of Licensor and BMS may not, without the written consent of Licensee, assign this Agreement and its rights and obligations hereunder; provided, however, each of Licensor and BMS may, without such consent, assign this Agreement and its rights and obligations hereunder to any Affiliate or in connection with the transfer or sale of all or substantially all of the assets to which this Agreement relates, or in the event of its merger or consolidation or change in control or similar transaction. Any purported assignment in violation of the preceding sentences shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement. For the avoidance of doubt, Licensor may assign this Agreement and its rights and obligations hereunder without the written consent of Licensee in the event it sells or transfers the Licensed Trademark, and BMS may assign this Agreement and its rights and obligations hereunder

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without the written  consent of Licensee in the event it sells or transfers  the
BMS Product.

17.   ADVERSE EVENT AND PRODUCT QUALITY COMPLAINT REPORTING

      17.1 BMS and Licensee each seek the cooperation of the other party in exchanging information concerning adverse events and/or reactions associated with the use in humans of the Product and the BMS Product. Within three (3) months of the Effective Date, BMS and Licensee shall enter into a separate written agreement consistent with this Article 17 and containing mutually acceptable guidelines and procedures for the receipt, recordation, communication (as between BMS and Licensee) and exchange of adverse event information for the Product and the BMS Product (the "Safety Data Exchange Agreement").

      17.2 Licensee shall record, investigate, obtain additional information, summarize and review all adverse events reported to it which are associated with the Product. BMS shall record, investigate, obtain additional information, summarize and review all adverse events reported to it which are associated with the BMS Product.

      17.3 Licensee shall maintain, at its own expense, a safety database which shall reference any adverse event/reaction associated with the Product occurring anywhere in the world. BMS shall maintain, at its own expense, a safety database which shall reference any adverse event/reaction associated with the BMS Product occurring anywhere in the world.

      17.4 The parties agree that English shall be the language used for safety data exchange and the method of transmission shall be either facsimile, electronic mail or, when available, electronic submission in International Council for Harmonization (ICH) E2b, M2 format. Raw data or databases shall not be shared between BMS and Licensee, unless otherwise agreed in the Safety Data Exchange Agreement to be entered into pursuant to Section 17.1 above.

      17.5 The definition for adverse events/reactions in the Safety Data Exchange Agreement to be entered into pursuant to Section 17.1 above shall be consistent with current ICH guidelines and FDA regulations. BMS and Licensee shall exchange serious adverse events associated with the Product and the BMS Product, including those from clinical trial cases and those reported to be related to biomedical research. In addition, all reports of exposure to the Product or the BMS Product during pregnancy and all reports of overdoses of the Product or the BMS Product will be exchanged regardless of whether they result in an adverse event/reaction.

      17.6 To comply with FDA regulations, BMS collects and evaluates information it receives that questions the purity, identity, potency or quality of any licensed product. Licensee shall inform BMS' Office of the Vice

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President,  Global  Pharmacovigilance and Labeling,  P.O. Box 5400,  Pennington,
N.J. 08534, of any product quality complaint it receives.

18.   MISCELLANEOUS

      18.1 This Agreement is the entire agreement between the parties as to its subject matter and supersedes all previous agreements between the parties, whether oral or written, and may be modified only by a written instrument signed by duly authorized representatives of the parties.

      18.2 The failure of a party to enforce any provision herein is not a waiver of that provision nor does it affect the validity of this Agreement or any part of it, or the right of that party thereafter to enforce that provision or any other provision.

      18.3 This Agreement is acknowledged to have been made and shall be construed and interpreted in accordance with the substantive laws of the State of New York, without reference to choice of law principles. Competent jurisdiction is exclusively given to the state and federal courts in the State of New York.

      18.4 All notices to be given under this Agreement shall be in writing and properly given if sent by acknowledged telex or facsimile or certified or registered mail to the party receiving such notice at the address below or in accordance with the last written instructions received from such party concerning the mailing address to be used for such notices. The date of the notice shall be the date the notice is received by the recipient.

If to Licensor or BMS:  Bristol-Myers Squibb Company
                        777 Scudders Mill Road
                        Plainsboro, NJ 08536
                        Fax:  609-897-6399
                        Attention: Mr. Frank Pasqualone,
                        Senior Vice President, Oncology

       with a copy to:  Bristol-Myers Squibb Company
                        P. O. Box 4000
                        Princeton, NJ 08543-4000
                        Fax: 609-252-4232
                        Attention: Vice President & Senior Counsel,
                        Corporate and Business Development

       If to Licensee:  Par Pharmaceutical, Inc.
                        One Ram Ridge Road
                        Spring Valley, NY 10977
                        Fax:  201-391-5364

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                        Attn:  Mr. Dennis O'Connor, Chief Financial Officer

      18.5 It is expressly agreed that the parties shall be independent contractors with respect to this Agreement and that the relationship between the parties created by this Agreement shall not constitute a partnership, joint venture or agency. No party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on another party, without the prior consent of the other party to do so.

      18.6 In the event that any provision of this Agreement is or becomes legally ineffective, this shall not affect the validity of the remaining provisions hereof. In lieu of the valid provision, the parties to this Agreement shall agree upon a valid provision which approaches best the commercial purpose of the intended provision.

      18.7 This Agreement may be executed in one or more counterparts, by manual or facsimile signature, but all of which together shall constitute one and the same instrument. This Agreement shall become effective upon the Effective Date.

      18.8 The headings and titles of the Article and Sections of this License Agreement are inserted for convenience only and shall not be deemed to be part hereof or affect the construction or interpretation of any provision hereof.

      18.9 Termination or expiration of this Agreement shall not relieve any party hereto from any obligation to make any payment, including but not limited to any payment under Section 7.1, 7.2 or 7.4, or any liability accruing prior to such termination or expiration or pursuant to any provisions of this Agreement that expressly survive termination or expiration thereof, nor preclude any Party from pursuing any rights and remedies it may have hereunder in law or equity which accrued or are based upon any event occurring prior to such termination or expiration. Without limiting the foregoing, Articles 8, 13 and 14 and Sections 7.9, 7.10, 11.3, 18.1, 18.2 and 18.3 shall survive termination or expiration of this Agreement.

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      IN WITNESS WHEREOF the Parties hereto have duly executed this Agreement.

MEAD JOHNSON & COMPANY                       PAR PHARMACEUTICAL, INC.

By:     /S/ SANDRA LEUNG                     By:   /S/ SCOTT  TARRIFF
        ----------------------------               -----------------------------

Name:   Sandra Leung                         Name: Scott Tarriff
        ----------------------------               -----------------------------

Date:   August 6, 2003                       Date: August 6, 2003
        ----------------------------               -----------------------------


BRISTOL-MYERS SQUIBB COMPANY

By:     /S/ BRIAN A. MARKISON
        ----------------------------

Name:   Brian A. Markinson
        ----------------------------

Date:   August 6, 2003
        ----------------------------

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                                  ATTACHMENT A

                       ***** PROMOTIONAL ***** ACTIVITIES


*****.

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